Exhibit 99.1
                                                                    ------------
PRESS RELEASE
FOR:              STRATASYS, INC.

CONTACT:          S. Scott Crump, Chairman and CEO
                  Tom Stenoien, Chief Financial Officer
                  (952) 937-3000 www.Stratasys.com


                              FOR IMMEDIATE RELEASE
                              ---------------------


            STRATASYS REPORTS RECORD THIRD QUARTER REVENUE & EARNINGS

  Record Unit Shipments; Low-priced Dimension 3D Printer Continues Rapid Growth

MINNEAPOLIS, Minn., October 29, 2003 - Stratasys, Inc. (NASDAQ: SSYS) today announced the highest quarterly revenue and operating income in the Company's history. The company also announced record third quarter earnings.

         Revenues for the third quarter rose to $12,898,673 compared with $12,028,475 in the third quarter of 2002. Net income for the third quarter grew to $1,985,317, or $0.30 per share, compared with net income of $1,723,214, or $0.31 per share, for the same period in 2002. Earnings per share was impacted by the issuance of 1 million shares and 150,000 warrants in connection with the financing of approximately $30 million, which closed in the quarter. The Company also incurred significant expenses associated with the Objet Distributor Agreement that was also announced in the third quarter. This impacted the Company's reported results by approximately $250,000 before taxes, or $.03 per share. Stratasys shipped 185 total systems in the third quarter of 2003 versus 160 in the prior quarter.

         Revenues grew more than 24% to $35,650,075 for the first nine months ended September 30, 2003 compared with revenues of $28,536,472 for the same nine-month period of 2002. Net income rose significantly to $4,645,420 or $0.74 per share, for the initial nine-month period of 2003, compared with $1,516,139, or $0.27 per share, for the same nine-month period in 2002. Total system shipments increased over 46% to 465 units for the first nine months of 2003 compared with 318 units for the comparable period of 2002.

         STRATASYS REPORTS/2

         Global acceptance of the new low-priced Dimension 3D Printer helped drive record revenues and profits for the quarter. Dimension is continuing its rapid growth as the Company expands its sales channel and more multiple unit orders occur. The Company's continuing improvement in gross profit margins for the quarter were a result of increased volume, a favorable mix of products, and continued control over labor and overhead expenses.

         "We are proud to report record third quarter revenues and earnings while growing market share and new product offerings for customers," said Scott Crump, chairman and CEO. "We expect the growth trend demonstrated by our strong nine-month results in sales and profits to continue through the full year. Our desktop 3D printer, Dimension(TM), favorably impacted third quarter revenue. We believe this ultra low-priced product ($29,900), which outputs prototype parts of real production plastic directly from CAD at the engineer's desktop, is redefining a rapidly expanding office prototyping market and addresses a market universe of over 3 million CAD stations.

         "Offering best price/performance products has demonstrated that our product offerings satisfy a definite need for the rapid prototyping customer, even in this economy. Our ability to offer a variety of genuine production-grade plastic parts in the engineering office is allowing us to expand our position in rapid prototyping and the new field of rapid short-run manufacturing.

         "Our $2.7 million system backlog is strong going into the fourth quarter, significantly above the backlog as of September 30, 2002, but down approximately 15% compared with the backlog of December 31, 2002. Stratasys intends to publish this system backlog annually in 2004, not quarterly.

         "Our new product, Vantage, was recently introduced globally at conferences held in Chicago, Tokyo and Frankfurt. The introduction of the FDM Vantage brings our proven Titan T-class technology to a mid-priced system positioned at the center of our FDM product line. The system utilizes both Polycarbonate and ABS materials, which are widely used in the manufacture of end products, providing an advantage for the design engineer in their office," Crump continued.

         "We expect strong growth in sales for the fourth quarter with additive revenue from the new Eden333 System just introduced last month. The Eden 333 system offers customers high speed and high resolution UV Polymer prototype parts. This expected additional revenue combined with our historically strong fourth quarter and a strong family of product offerings, makes us confident of strong growth and that we will significantly exceed our 2003 plan. We are equally confident of strong continued growth in 2004," Crump concluded.

         The Company will hold a conference call to discuss third quarter results on October 29, 2003 at 9:30 A.M. (Eastern Time). To access the call, dial 800-227-9428 and 785-832-1508 internationally. The conference I.D. is Stratasys. A recording of the call will be available for two weeks following the conference call. To access this recording, dial 800-374-1375 and 402-220-0682 internationally.

         Stratasys, Inc. is in the three-dimensional solid imaging business as a manufacturer of rapid prototyping systems for automotive, aerospace, industrial, recreational, electronic, medical and consumer products OEM's. The Company's patented Fused Deposition Modeling (FDM) rapid prototyping processes create precision 3-dimensional plastic and wax prototyping parts directly from 3-D CAD systems. Stratasys holds over 110 granted and pending patents worldwide focused on rapid prototyping. The Company is located at 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020 and www.Stratasys.com.

                            (Financial Tables follow)

Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension, Prodigy Plus, Maxum, Vantage, and Titan product lines; the size of the 3D Printing market; our ability to penetrate the 3D Printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as polyphenylsulfone and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively and profitably market and distribute the Eden333; and the other risks detailed from time to time in our SEC Reports, including the reports on Form 10-Q for the quarters ended March 31 and June 30, 2003, and Form 10-K for the year ended December 31, 2002.

     This release is available on the Stratasys Website at www.stratasys.com Dimension 3D-Printer information can be found on www.DimensionPrinting.com

Item 1. Financial Statements

STRATASYS, INC.

CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------------------------------------
                                                                             September 30,          December 31,
                                                                                 2003                   2002
                                                                              (unaudited)
--------------------------------------------------------------------------------------------------------------------

ASSETS

Current assets
    Cash and cash equivalents                                                   $ 49,904,156           $ 14,193,590
    Accounts receivable, less allowance for returns and
       doubtful accounts of $804,439 in 2003 and $537,374 in 2002                 12,050,847             10,640,451
    Inventories                                                                    7,042,219              6,537,446
    Prepaid expenses                                                               1,961,523                921,404
    Deferred income taxes                                                            126,000                126,000
                                                                           -----------------------------------------
        Total current assets                                                      71,084,745             32,418,891
                                                                           -----------------------------------------


Property and equipment, net                                                        6,096,542              5,937,200
                                                                           -----------------------------------------

Other assets
    Intangible assets, net                                                         2,626,128              2,953,401
    Deferred income taxes                                                          2,174,000              2,174,000
    Other                                                                            115,622                116,995
                                                                           -----------------------------------------
                                                                                   4,915,750              5,244,396
                                                                           -----------------------------------------

                                                                                $ 82,097,037           $ 43,600,487
                                                                           -----------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Mortgage payable, current portion                                               $ 66,906               $ 61,572
    Accounts payable and other current liabilities                                 5,581,326              4,141,635
    Unearned maintenance revenue                                                   4,519,901              4,474,281
                                                                           -----------------------------------------
        Total current liabilities                                                 10,168,133              8,677,488
                                                                           -----------------------------------------

Mortgage payable, less current portion                                             2,109,448              2,156,790
                                                                           -----------------------------------------

Stockholders' equity
  Common Stock, $.01 par value, authorized 15,000,000
shares, issued 7,991,580 shares in 2003 and
6,518,200 shares in 2002                                                              79,916                 65,182
   Capital in excess of par value                                                 67,445,818             35,025,413
   Retained earning                                                                9,553,808              4,908,388
   Accumulated other comprehensive loss                                              (89,291)               (61,979)
   Less cost of treasury stock, 1,179,237 shares in 2003
     and 2002                                                                     (7,170,795)            (7,170,795)
                                                                           -----------------------------------------
        Total stockholders' equity                                                69,819,456             32,766,209
                                                                           -----------------------------------------

                                                                                $ 82,097,037           $ 43,600,487
                                                                           -----------------------------------------


See notes to consolidated financial statements.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

----------------------------------------------------------------------------------------------------------------
                                                Three Months Ended September 30, Nine Months Ended September 30,
                                                -------------------------------- -------------------------------
                                                      2003             2002           2003            2002
                                                   (unaudited)     (unaudited)     (unaudited)    (unaudited)
----------------------------------------------------------------------------------------------------------------

Sales                                              $ 12,898,673     $12,028,475    $ 35,650,075    $ 28,536,472

Cost of goods sold                                    4,417,305       4,326,895      12,395,612      11,069,358
                                                  ------------------------------  ------------------------------

Gross profit                                          8,481,368       7,701,580      23,254,463      17,467,114
                                                  ------------------------------  ------------------------------

Costs and expenses
     Research and development                         1,288,621       1,273,278       3,784,219       3,611,537
     Selling, general and administrative              4,590,948       3,988,082      13,421,645      11,850,599
                                                  ------------------------------  ------------------------------
                                                      5,879,569       5,261,360      17,205,864      15,462,136
                                                  ------------------------------  ------------------------------

Operating income (loss)                               2,601,799       2,440,220       6,048,599       2,004,978
                                                  ------------------------------  ------------------------------

Other income (expense)
     Interest income                                     52,583          36,325         128,835         117,228
     Interest expense                                   (40,558)        (44,051)       (122,846)       (135,313)
     Other                                              (18,067)        (22,406)         87,973         133,582
                                                  ------------------------------  ------------------------------
                                                         (6,042)        (30,132)         93,962         115,497
                                                  ------------------------------  ------------------------------

 Income (loss) before income taxes                    2,595,757       2,410,088       6,142,561       2,120,475

 Income taxes                                           610,440         686,874       1,497,141         604,336
                                                  ------------------------------  ------------------------------

 Net income (loss)                                  $ 1,985,317     $ 1,723,214     $ 4,645,420     $ 1,516,139
                                                  ------------------------------  ------------------------------

Earnings (loss) per common share
        Basic                                            $ 0.32          $ 0.32          $ 0.81          $ 0.28
                                                  ------------------------------  ------------------------------
        Diluted                                          $ 0.30          $ 0.31          $ 0.74          $ 0.27
                                                  ------------------------------  ------------------------------

Weighted average number of common
  shares outstanding
        Basic                                         6,239,451       5,326,904       5,768,496       5,346,650
                                                  ------------------------------  ------------------------------
        Diluted                                       6,657,542       5,529,858       6,303,237       5,616,378
                                                  ------------------------------  ------------------------------

COMPREHENSIVE INCOME

Net income                                          $ 1,985,317     $ 1,723,214     $ 4,645,420     $ 1,516,139

Other comprehensive income (loss)
     Foreign currency translation adjustment             (4,578)         20,634         (27,312)          7,501
                                                  ------------------------------  ------------------------------

Comprehensive income                                $ 1,980,739     $ 1,743,848     $ 4,618,108     $ 1,523,640
                                                  ------------------------------  ------------------------------





See notes to consolidated financial statements.